UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2023

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218
1-4928	DUKE ENERGY CAROLINAS, LLC (a North Carolina limited liability company) 526 South Church Street Charlotte, North Carolina 28202-1803 704-382-3853	56-0205520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Duke Energy	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Duke Energy	Depositary Shares each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC
Duke Energy	3.10% Senior Notes due 2028	DUK 28A	New York Stock Exchange LLC
Duke Energy	3.85% Senior Notes due 2034	DUK34	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On August 22, 2023, Duke Energy Carolinas, LLC (“DEC”) reached a partial settlement (the “Stipulation”) with the Public Staff – North Carolina Utilities Commission (the “Public Staff”) in connection with DEC’s Performance Based Regulation (“PBR”) application filed with the North Carolina Utilities Commission (the “NCUC”) on January 19, 2023. Testimony consistent with the Stipulation will be filed later this week. The Stipulation includes, among other things, (i) agreement on prudence of plant-related investments as of June 30, 2023, subject to Public Staff audit of final supplemental updates, (ii) agreement on capital projects and related costs to be included in the 3-year multi-year rate plan, (iii) the acceptance of depreciation rates proposed by DEC, with certain adjustments, and (iv) support for full recovery of Grid Improvement Plan deferred costs over 18 years with a debt return during the deferral period and a full weighted-average cost of capital return during the amortization period.

The Stipulation does not include an agreement on return on equity, capitalization structure, or recovery of deferred costs resulting from the COVID-19 pandemic, among other items. The Stipulation is subject to the review and approval of the NCUC. An evidentiary hearing to review the Stipulation and remaining issues in the case is scheduled to commence on August 28, 2023.

The Stipulation will result in a one-time pre-tax accounting charge of approximately $30 - 40 million, to be recognized in 3rd quarter 2023.

An overview providing additional detail on the Stipulation is attached to this Form 8-K as Exhibit 99.1. The information in Exhibit 99.1 is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Duke Energy Carolinas Summary of Partial Settlement in North Carolina Rate Case
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: August 22, 2023	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Vice President, Legal, Chief Governance Officer and Assistant Corporate Secretary

DUKE ENERGY CAROLINAS, LLC

Date: August 22, 2023	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Vice President, Legal, Chief Governance Officer and Assistant Secretary